July 1, 2009

China America Holdings, Inc.
Attn: Shaoyin Wang
10871 NW 52nd Street, Suite 2,
Sunrise, FL 33351

Re:           $400,000 Unsecured Promissory Note dated August 22, 2008 and between China Direct Investments, Inc. and China America Holdings, Inc. (the “Loan”)

Dear Mr. Wang,

Please accept this letter as formal notification of our mutual agreement to extend the maturity date of the Loan to June 30, 2010. All other terms and conditions of the Loan shall remain in full force and effect.

Warms regards,

/s/Andrew Goldrich	/s/ Shaoyin Wang
Andrew Goldrich	Shaoyin Wang,
Vice President of Operation	Chief Executive Officer
China Direct Industries, Inc.	China America Holdings, Inc.